Exhibit 10.1

SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this “Security Agreement”), dated as of April 10, 2015, is executed by Aehr Test Systems, a California corporation (together with its successors and assigns, “Company”), in favor of QVT Fund LP and Quintessence Fund L.P. (collectively, and together with their respective successors and assigns, the “Secured Party”).

RECITALS

A.     Company and Secured Party have entered into a Convertible Note Purchase and Credit Facility Agreement, dated as of the date hereof (as it may be amended, modified or otherwise supplemented from time to time, the “Purchase Agreement”), pursuant to which Secured Party may extend credit to the Company to be evidenced by one or more promissory notes issued by the Company to Secured Party (as may be amended, modified or otherwise supplemented from time to time, each a “Note” and collectively, the “Notes”).

B.      In order to induce Secured Party to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant to Secured Party, the security interest in the Collateral described below.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Secured Party as follows:

1.       Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

“Collateral” has the meaning given to that term in Section 2 hereof.

“Intellectual Property” means all intellectual and similar property of every kind and nature now owned or hereafter acquired by Company, including inventions, designs, patents (whether registered or unregistered), copyrights (whether registered or unregistered), trademarks (whether registered or unregistered), Licenses, trade secrets, trade secret rights, domain names, confidential or proprietary technical and business information, know-how, methods, operating manuals, source code, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations, applications for registration and franchises, and all additions, improvements and accessions to, all amendments, renewals and extensions of, claims for damages by way of past, present or future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of rights described above, and books and records describing or used in connection with, any of the foregoing.

“IP Security Agreement” means, one or more Copyright Security Agreements, Trademark Security Agreements, or Patent Security Agreements, in the form attached as Exhibit A to this Security Agreement, delivered by the Secured Party in favor of the Company.

"Licenses" means, with respect to any Person (the "Specified Party"), (i) any licenses or other similar rights provided to the Specified Party in or with respect to Intellectual Property owned or controlled by any other Person, and (ii) any licenses or other similar rights provided to any other Person in or with respect to Intellectual Property owned or controlled by the Specified Party, in each case, including (A) any software license agreements (other than license agreements for commercially available off-the-shelf software that is generally available to the public which have been licensed to Company pursuant to end-user licenses) and (B) the right to use any of the licenses or other similar rights described in this definition in connection with the enforcement of the Secured Party's rights under this Security Agreement, the Notes and/or the Purchase Agreement.

“Lien” shall mean, with respect to any property, any security interest, mortgage, deed, pledge, lien (statutory or otherwise), claim, charge or other encumbrance, including, without limitation, any capitalized lease and any assignment, deposit arrangement or financing lease indended as, or having the effect of, security.

“Obligations” means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Secured Party of every kind and description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes, the Purchase Agreement, this Security Agreement and the other Transaction Documents, including, without limitation, the principal amount of all debts, claims, and indebtedness, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable in whole or in part as a claim in any such proceeding.

“Perfection Certificate” means a certificate substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a responsible officer of the Company.

“Restricted License” is any material license or other agreement with respect to which the Company is the licensee (a) that prohibits or otherwise restricts the Company from granting a security interest in the Company’s interest in such license or agreement or any other property, or (b) for which a default under or termination of could interfere with the Secured Party’s right to sell any Collateral.

“UCC” means the Uniform Commercial Code as in effect in the State of New York from time to time; provided, however, to the extent the law of any other state or other jurisdiction applies to the attachment, perfection, priority or enforcement of any Lien granted to Secured Party in any of the Collateral, “UCC” means the Uniform Commercial Code as in effect in such other state or jurisdiction for purposes of the provisions hereof relating to such attachment, perfection, priority or enforcement of a Lien in such Collateral.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes or the Purchase Agreement. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2.       Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations, Company hereby pledges to Secured Party and grants to Secured Party a security interest of first priority in all right, title and interests of Company in and to all personal property and Fixtures of the Company, wherever located and whether now or hereafter existing and whether now or hereafter acquired, of every kind and description, tangible or intangible, including, without limitation, the property described in Attachment 1 hereto (collectively, the “Collateral”).

3.       General Representations and Warranties. Company represents and warrants to Secured Party that:

(a)     Company is the record and beneficial owner of, has rights in, and the power to transfer, each item of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens (as defined in the Purchase Agreement);

(b)     this Security Agreement creates a legal, valid and enforceable security interest in favor of Secured Party in the Collateral, as security for the Obligations, and upon the filing of UCC-1 financing statements in the appropriate filing offices, Secured Party has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens;

(c)     all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act;

(d)     all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same;

(e)     the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 8 of this Security Agreement;

(f)     as of the date hereof, the Perfection Certificate sets forth (i) the exact legal name of Company and each of its Subsidiaries, (ii) the state or jurisdiction of organization of Company and each of its Subsidiaries, (iii) the type of organization of Company and each of its Subsidiaries, and (iv) the organizational identification number of Company and each of its Subsidiaries or states that no such organizational identification number exists;

(g)     as of the date hereof, (i) the Perfection Certificate provides a complete and correct list of all registered and applications for registration of all Intellectual Property the Company owns, and (ii) Company owns, or holds licenses in, or otherwise possesses legally enforceable rights in, all Intellectual Property that is reasonably necessary to the operation of its business as currently conducted;

(h)     except for those claims which Company or its applicable Subsidiary is diligently pursuing the remedy thereof, no claims with respect to any material Intellectual Property rights of Company or any of its Subsidiaries are pending or, to the knowledge of Company, threatened against Company or any of its Subsidiaries or, to the knowledge of Company, any other Person, (i) alleging that the manufacture, sale, licensing or use of any Intellectual Property as now manufactured, sold, licensed or used by Company or any of its Subsidiaries or any third party infringes on any intellectual property rights of any third party, (ii) against the use by Company or any of its Subsidiaries or any third party of any technology, know-how or computer software used in Company's or any of its Subsidiaries' business as currently conducted or (iii) challenging the ownership by Company or any of its Subsidiaries, or the validity or effectiveness, of any such Intellectual Property;

(i)     to the knowledge of Company, (i) neither Company nor any of its Subsidiaries has infringed on any intellectual property rights of any third party and (ii) none of the Intellectual Property rights of Company or any of its Subsidiaries infringes on any intellectual property rights of any third party;

(j)     all registered copyrights, registered trademarks, and issued patents that are owned by Company and its Subsidiaries and material to or necessary for the conduct of its business (i) are subsisting, (ii) are valid and enforceable and (iii) have at all times been in compliance with all laws, rules, regulations, and orders of any Governmental Authority applicable thereto;

(k)     set forth in the Perfection Certificate is a complete and accurate list, as of the date of this Security Agreement, of each Deposit Account, Securities Account and Commodity Account of the Company, together with the name and address of each institution at which each such Account is maintained, the account number for each such Account and a description of the purpose of each such Account;

(l)      as of the date hereof, Company does not own any real property;

(m)      no permit, notice to or filing with any governmental authority or any other Person or any consent from any Person is required for the exercise by the Secured Party of its rights (including voting rights) provided for in this Security Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Security Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral;

(n)     there is no pending or, to the best knowledge of Company, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or any arbitrator, that may adversely affect the grant by Company, or the perfection, of the security interest purported to be created hereby in the Collateral, or the exercise by Company of any of its rights or remedies hereunder; and

(o)     in connection with this Security Agreement, the Company has delivered to the Secured Party a completed Perfection Certificate signed by the Company. The Company represents and warrants to the Secured Party that the information set forth on the Perfection Certificate pertaining to the Company and each of its Subsidiaries is accurate and complete (it being understood and agreed that the Company may from time to time update certain information in the Perfection Certificate after the Closing Date to the extent permitted by one or more specific provisions in this Security Agreement, including Section 4(m) below).

4.       Covenants Relating to Collateral. Company hereby agrees:

(a)     to perform all acts that may be necessary to insure, maintain, preserve, protect, perfect and defend the Collateral, the Lien granted to Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens;

(b)     not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, (ii) in violation of any policy of insurance covering the Collateral, or (iii) in violation of any provision of this Security Agreement, the Notes or the Purchase Agreement;

(c)     to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral;

(d)     without 30 days' prior written notice to Secured Party, (i) not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept, and (ii) not to change Company’s state of incorporation;

(e)     to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Secured Party all originals of Collateral consisting of instruments;

(f)     (i) within 60 days after the date of this Security Agreement, to cause each bank and other financial institution with an account held by Company and referred to in the Perfection Certificate to execute and deliver to Secured Party (or its designee) a control agreement, in form and substance satisfactory to Secured Party, duly executed by Company and such bank or financial institution, or enter into other arrangements in form and substance satisfactory to Secured Party, pursuant to which such institution shall irrevocably agree, among other things, that (A) it will comply at any time with the instructions originated by Secured Party (or its designee) to such bank or financial institution directing the disposition of cash, Commodity Contracts, securities, Investment Property and other items from time to time credited to such account, without further consent of Company, which instructions Secured Party (or its designee) will not give to such bank or other financial institution in the absence of a continuing Event of Default, and (B) upon receipt of written notice from Secured Party during the continuance of an Event of Default, such bank or financial institution shall immediately send to Secured Party (or its designee) by wire transfer (to such account as Secured Party (or its designee) shall specify, or in such other manner as Secured Party (or its designee) shall direct) all such cash, the value of any Commodity Contracts, securities, Investment Property and other items held by it, and (ii) without ten days’ prior written notice to Secured Party, Company shall not make or maintain any Deposit Account, Commodity Account or Securities Account except for the accounts set forth in the Perfection Certificate;

(g)     Provide the Secured Party prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of the Company in or to any copyright, patent or trademark not shown in an IP Security Agreement, and (iii) the Company’s knowledge of an event that could reasonably be expected to materially and adversely affect the value of the Intellectual Property;

(h)     if the Company (i) obtains any patent, registered trademark, registered copyright, registered mask work, or any pending application for any of the foregoing, whether as owner, licensee or otherwise, or (ii) applies for any patent or the registration of any trademark, then the Company shall promptly provide written notice thereof to the Secured Party and shall execute such intellectual property security agreements and other documents and take such other actions as the Secured Party shall request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Secured Party in such property. If the Company decides to register any copyrights or mask works in the United States Copyright Office, the Company shall: (x) provide the Secured Party with at least fifteen (15) days prior written notice of the Company’s intent to register such copyrights or mask works together with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (y) execute an intellectual property security agreement and such other documents and take such other actions as the Secured Party may request in its good faith business judgment to perfect and maintain a first priority perfected security interest in favor of the Secured Party in the copyrights or mask works intended to be registered with the United States Copyright Office; and (z) record such intellectual property security agreement with the United States Copyright Office contemporaneously with filing the copyright or mask work application(s) with the United States Copyright Office. The Company shall promptly provide to the Secured Party copies of all applications that it files for patents or for the registration of trademarks, copyrights or mask works, together with evidence of the recording of the intellectual property security agreement necessary for the Secured Party to perfect and maintain a first priority perfected security interest in such property;

(i)     (i) use commercially reasonable efforts to protect, defend and maintain the validity and enforceability of its Intellectual Property; (ii) promptly advise the Secured Party in writing of material infringements of its Intellectual Property; and (iii) not allow any Intellectual Property material to the Company’s business to be abandoned, forfeited or dedicated to the public without the Secured Party’s written consent;

(j)     Provide written notice to the Secured Party within ten (10) days of entering or becoming bound by any Restricted License (other than over-the-counter software that is commercially available to the public). The Company shall take such steps as the Secured Party reasonably requests to obtain the consent of, or waiver by, any person whose consent or waiver is necessary for (i) any Restricted License to be deemed “Collateral” and for the Secured Party to have a security interest in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted License, whether now existing or entered into in the future, and (ii) the Secured Party to have the ability in the event of a liquidation of any Collateral to dispose of such Collateral in accordance with the Secured Party’s rights and remedies under this Security Agreement and the other Transaction Documents;

(k)     to (i) keep its business and the Collateral insured against loss or damage, and (ii) maintain liability and other insurance, in each case in as ordinarily insured against by other owners in businesses similar to the Company’s. All policies of property insurance shall contain a lender’s loss payable endorsement, in a form reasonably satisfactory to Secured Parties, showing Secured Parties as an additional loss payee, and all liability insurance policies shall show Secured Parties as an additional insured and specify that the insurer must give at least 20 days notice to Secured Parties before canceling its policy for any reason. The Company shall cause to be furnished to Secured Parties a copy of its policies or certificate of insurance including any endorsements covering Secured Parties or showing Secured Parties as an additional insured and, if requested, evidence of all premium payments. Proceeds payable under any casualty policy will, at the Company’s option, be payable to the Company to replace the property subject to the claim, provided that any such replacement property shall be deemed Collateral in which Secured Parties has been granted a first priority security interest, provided that if an Event of Default has occurred and is continuing, all proceeds payable under any such policy shall, at Secured Parties’ option, be payable to Secured Parties to be applied on account of the Obligations;

(l)     to allow the Secured Parties to inspect the Collateral and audit and copy the Company’s books and records, including, but not limited to, the Company’s Accounts, upon reasonable notice to the Company. Such inspections or audits shall be at the Borrower’s expense and shall be conducted no more often than once every six (6) months unless an Event of Default has occurred and is continuing (in which case, they may be at any time as determined by the Secured Parties); and

(m)      the Company shall promptly (and in any event not later than the end of each fiscal quarter after acquiring or obtaining such Collateral) notify the Secured Party in writing upon acquiring or otherwise obtaining (i) any Intellectual Property and (ii) any other material Collateral and, in each such case upon the request of the Secured Party, promptly execute such other documents, including any intellectual property security agreement, or if applicable, deliver such Collateral and do such other acts or things deemed necessary by the Secured Party to perfect or protect the Secured Party’s security interest therein.

5.       Further Assurances. Company will, at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable or that Secured Party may reasonably request in order (i) to perfect and protect, or maintain the perfection of, the security interest and Lien purported to be created hereby (including, with respect to any owned real property, mortgages and other real property deliverables reasonably requested by Secured Party in connection therewith); (ii) to enable Secured Party to exercise and enforce its rights and remedies hereunder in respect of the Collateral; or (iii) otherwise to effect the purposes of this Security Agreement, including, without limitation: (A) marking conspicuously all Chattel Paper, Instruments and Licenses and, at the request of Secured Party, all of its Records pertaining to the Collateral with a legend, in form and substance satisfactory to Secured Party, indicating that such Chattel Paper, Instrument, License or Collateral is subject to the security interest created hereby, (B) if any Account shall be evidenced by a Promissory Note or other Instrument or Chattel Paper, delivering and pledging to Secured Party such Promissory Note, other Instrument or Chattel Paper, duly endorsed and accompanied by executed instruments of transfer or assignment, all in form and substance satisfactory to Secured Party, (C) executing and filing (to the extent, if any, that Company's signature is required thereon) or authenticating the filing of, such financing or continuation statements, or amendments thereto, (D) with respect to Intellectual Property hereafter existing and not covered by an appropriate security interest grant, the executing and recording in the United States Patent and Trademark Office or the United States Copyright Office, as applicable, appropriate instruments granting a security interest, as may be necessary or desirable or that Secured Party may request in order to perfect and preserve the security interest purported to be created hereby, (E) delivering to Secured Party irrevocable proxies in respect of the pledged Investment Property, (F) furnishing to Secured Party from time to time statements further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail, (G) if as of the date hereof or at any time after the date hereof, Company acquires or holds any Commercial Tort Claim with a maximum potential value in excess of $100,000, promptly notifying Secured Party in a writing signed by Company setting forth a brief description of such Commercial Tort Claim and granting to Secured Party a security interest therein and in the proceeds thereof, which writing shall incorporate the provisions hereof and shall be in form and substance satisfactory to Secured Party, and (H) upon the reasonable request of Secured Party, taking all actions required by law in any relevant Uniform Commercial Code jurisdiction, or by other law as applicable in any foreign jurisdiction. Company shall not take or fail to take any action which would in any manner impair the validity or enforceability of Secured Party's security interest in and Lien on any Collateral, and shall cause any U.S. Subsidiary of Company not in existence on the date hereof to execute and deliver to Secured Party within 30 days after the formation or acquisition thereof by Company a guarantee with respect to the Obligations and a security agreement pursuant to which such U.S. Subsidiary's obligations under such guarantee are secured by all personal property of such new U.S. Subsidiary, in each case in form and substance satisfactory to Secured Party.

6.       Authorized Action by Secured Party.

(a)     To the maximum extent permitted by applicable law, and for the purpose of taking any action that Secured Party may deem necessary or advisable to perfect its security interest in the Collateral, Company hereby authorizes Secured Party at any time and from time to time to file, one or more financing or continuation statements and amendments thereto, relating to the Collateral (including, without limitation, any such financing statements that (A) describe the Collateral as "all assets" or "all personal property" (or words of similar effect) or that describe or identify the Collateral by type or in any other manner as Secured Party may determine, regardless of whether any particular asset of Company falls within the scope of Article 9 of the UCC or whether any particular asset of Company constitutes part of the Collateral, and (B) contain any other information required by Part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including, without limitation, whether Company is an organization, the type of organization and any organizational identification number issued to Company). A photocopy or other reproduction of this Security Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

(b)     Company hereby irrevocably appoints Secured Party as its attorney-in-fact and grants an irrevocable proxy (which appointment and proxy is coupled with an interest and is irrevocable until the date on which all Obligations (other than inchoate indemnity obligations) have been paid in full) and agrees that Secured Party may perform (but Secured Party shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Secured Agreement, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) ask, demand, sue for, recover, compound, receive, and make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral and to adjust insurance relating to the Collateral; (e) pay any indebtedness or taxes of Company relating to the Collateral; (f) receive, endorse, and collect any drafts or other Instruments, Documents and Chattel Paper, (g) to execute assignments, licenses and other documents to enforce the rights of Secured Party with respect to any Collateral, and (h) file UCC financing statements execute other documents, instruments and agreements required deemed necessary or desirable by Secured Party to accomplish the purposes of this Security Agreement; provided, however, that Secured Party shall not exercise any such powers granted pursuant to subsections (a) through (g) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Secured Party upon demand for any reasonable costs and expenses, including attorneys' fees, Secured Party may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Secured Party gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Secured Party 's possession; provided, however, that Secured Party shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

7.       Default and Remedies.

(a)     Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b)     Remedies. Upon the occurrence and during the continuance of any such Event of Default, Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) take immediate possession of all or any portion of the Collateral, (b) require Company to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party; (c) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Secured Party deems appropriate, and/or (d) lease, license or otherwise dispose of the Collateral or any part thereof upon such terms as Secured Party may deem commercially reasonable. Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable, it being understood and agreed that Secured Party shall not be obligated to make any sale or other disposition of Collateral regardless of notice of sale or disposition having been given. At any public (or, to the extent permitted by law, private) sale made pursuant to this Security Agreement, Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of Company (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to Secured Party from Company as a credit against the purchase price, and Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to Company therefor. In furtherance of Secured Party 's rights hereunder, Company hereby grants to Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other Intellectual Property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored. Company hereby acknowledges that if Secured Party complies with any applicable requirements of law in connection with a disposition of the Collateral, such compliance will not adversely affect the commercial reasonableness of any sale or other disposition of the Collateral.

(c)     Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Secured Party at the time of, or received by Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i)     First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys’ fees, incurred or made hereunder by Secured Party;

(ii)     Second, to the payment to Secured Party (ratably, to each entity constituting the "Secured Party") of the amount then owing or unpaid to Secured Party (to be applied first to accrued interest and second to outstanding principal);

(iii)     Third, to the payment of other amounts then payable to Secured Party under any of the Transaction Documents; and

(iv)     Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

(d)     Secured Party shall not be required to make any demand upon, or pursue or exhaust any right or remedy against the Company or any other Person with respect to the payment of the Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guaranty thereof. All of the rights and remedies of the Secured Party under this Security Agreement or any other Transaction Document shall be cumulative, may be exercised individually or concurrently and are not exclusive of any other rights or remedies provided by any applicable law. Bank’s exercise of one right or remedy is not an election and shall not preclude Bank from exercising any other remedy under this Security Agreement or other remedy available at law or in equity, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence. To the extent it may lawfully do so, Company absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defenses it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder.

(e)     Deficiency. The Company shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Obligations and the fees and disbursements of any attorney employed by the Secured Party to collect such deficiency.

8.       Miscellaneous.

(a)     Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Secured Party:

QVT Fund LP

Quintessence Fund L.P.

c/o QVT Financial LP

1177 Avenue of the Americas, 9th Floor

New York, NY 10036

Attn: Tracy Fu and Oren Eisner

Telephone: (212) 705-6213

with a copy to:

Hogan Lovells US LLP

Attn: Mark Heimlich

1200 17th Street, Suite 1500

Denver, CO 80202

Telephone: (303) 899-7324

Facsimile: (303) 899-7333

Company:

Aehr Test Systems

Attn: Chief Financial Officer

400 Kato Terrace

Fremont, CA 93539

Telephone: (510) 623-9400

Facsimile: (510) 623-9686

with a copy to:

Wilson Sonsini Goodrich & Rosati, P.C.

Attn: Mark L. Reinstra

650 Page Mill Road

Palo Alto, CA 94304-1050

Telephone: (650) 493-9300

Facsimile: (650) 493-6811

(b)     Termination of Security Interest. Upon the payment in full of all Obligations and the cancellation or termination of any commitment to extend credit or purchase Notes under the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Secured Party hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Secured Party will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination, in each case at the expense of Company. If any payment made by the Company or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by Secured Party to the Company, its estate, trustee, receiver or any other party, under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing the Company’s liability hereunder shall have been released or terminated by virtue of the foregoing, such Lien or other Collateral shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of the Company in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

(c)     Nonwaiver. No failure or delay on Secured Party’s part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d)     Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e)     Assignments. This Security Agreement shall be binding upon and inure to the benefit of Secured Party and Company and their respective successors and assigns; provided,

however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Secured Party.

(f)     Cumulative Rights, etc. The rights, powers and remedies of Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Secured Party’s rights hereunder. Company waives any right to require Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Secured Party 's power.

(g)     Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(h)     Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company or Secured Party.

(i)     Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company and Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(j)     Severability. If any provision of this Security Agreement is held to be unenforceable under applicable law, such provision will be excluded from this Security Agreement and the balance of this Security Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

(k)     Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other

Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words “include” and “including” and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l)     Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules (except to the extent governed by the UCC).

(m)      Waiver of Jury Trial. each party hereto, hereby irrevocably waives trial by jury in any suit, action or proceeding with respect to, or directly or indirectly arising out of, under or in connection with, any transaction document or the transactions contemplated therein or related thereto (whether founded in contract, tort or any other theory). Each party hereto, (A) certifies that no other party and no Related Person of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (B) acknowledges that it and the other parties hereto have been induced to enter into this Security agreement by the mutual waivers and certifications in this Section 8(m).

(n)      Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Company shall not assert, and hereby waives, any claim against any Secured Party, on any theory of liability, for special, indirect, consequential, punitive, incidental, exemplary or multiple damages, lost profits, lost revenues or diminution in value (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Security Agreement, any other Transaction Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, the issuance and purchase of the Notes or the use of the proceeds thereof. No Secured Party shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Security Agreement or the other Transaction Documents or the transactions contemplated hereby or thereby, except as determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Secured Party.

(o)     Indemnification. The Company agrees to indemnify, defend and hold the Secured Party and its directors, officers, employees, agents, attorneys, or any other person affiliated with or representing the Secured Party (each, an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities (collectively, “Claims”) claimed or asserted by any other party in connection with the transactions contemplated by the Transaction Documents; and (b) all losses or expenses in any way suffered, incurred, or paid by such Indemnified Person as a result of, following from, consequential to, or arising from transactions between the Company and the Secured Party (including reasonable attorneys’ fees and expenses), except for Claims and/or losses directly caused by such Indemnified Person’s gross negligence or willful misconduct.

(p)     Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

[The remainder of this page is intentionally left blank]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

AEHR TEST SYSTEMS

By:     /s/ Gary L. Larson

Name:    Gary L. Larson

Title:       Chief Financial Officer and Vice

               President of Finance

AGREED BY SECURED PARTY:

Quintessence FUND L.P.

By: QVT Associates GP LLC,

        its general partner

By: /s/ Tracy Fu

Name: Tracy Fu

Title: Managing Member

QVT Fund LP

By: QVT Associates GP LLC,

        its general partner

By: /s/ Tracy Fu

Name: Tracy Fu

Title: Managing Member

[Signature page to Security Agreement]

ATTACHMENT 1

To Security Agreement

All right, title, interest, claims and demands of Company in and to the following property:

    (i)     All Accounts;

   (ii)     All Chattel Paper (whether tangible or electronic);

  (iii)     All Commercial Tort Claims;

  (iv)     All Deposit Accounts and cash and all property from time to time deposited therein or otherwise credited thereto;

   (v)     All Documents;

  (vi)     All Equipment;

 (vii)     All General Intangibles (including any Licenses);

(viii)     All Goods;

   (ix)     All Instruments;

    (x)     All Intellectual Property;

   (xi)     All Inventory;

 (xii)     All Investment Property;

(xiii)     All Supporting Obligations;

(xiv)     All Letter-of-Credit Rights;

 (xv)     All books and records pertaining to the other property described in this Attachment I; and

(xvi)     To the extent not otherwise included, all Proceeds (including all Cash Proceeds and Noncash Proceeds) and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing, in each case, howsoever the Company's interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

Notwithstanding the foregoing, the security interest granted herein shall not extend to and shall not include (a) more than 65% of the issued and outstanding voting equity interests of any Subsidiary of the Company that is not organized under the laws of the United States or any of its states, (b) any “intent-to-use” trademarks at all times prior to the first use thereof, whether by the actual use thereof in commerce, the recording of a statement of use with the United States Patent and Trademark Office or otherwise; (c) any interest of the Company as a lessee or sublessee under a real property lease; (d) rights held under a license that are not assignable by their terms without the consent of the licensor thereof (other than to the extent (i) such term has been waived, (ii) the consent of the other party to such license has been obtained, or (iii) that such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408, 9-409 of the UCC (or any successor provision or provisions) or other applicable provisions of the Uniform Commercial Code of any relevant jurisdiction or any other applicable law or principles of equity); or (e) any interest of the Company as a lessee under an equipment lease if the Company is prohibited by the terms of such lease from granting a security interest in such lease or under which such an assignment or lien would cause a default to occur under such lease; provided, however, that upon termination of such prohibition, such interest shall immediately become Collateral without any action by the Company or Secured Party.

All capitalized terms used in this Attachment 1 and not otherwise defined herein or in the Security Agreement shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of New York as in effect from time to time.

EXHIBIT A

GRANT OF A SECURITY INTEREST --[TRADEMARKS] [PATENTS] [COPYRIGHTS]

This [Trademark][Copyright][Patent] Security Agreement (this "[Trademark][Copyright][Patent] Security Agreement") is made as of _____________, 20__, by ___________ ("Grantor"), in favor of [____________] (together with its successors and assigns in such capacity, "Grantee").

WHEREAS, the Grantor [has adopted, used and is using, and holds all right, title and interest in and to, the trademarks and service marks listed on the attached Schedule A, which trademarks and service marks are registered or applied for in the United States Patent and Trademark Office (the "Trademarks")] [holds all right, title and interest in the letter patents, design patents and utility patents listed on the attached Schedule A, which patents are issued or applied for in the United States Patent and Trademark Office (the "Patents")] [holds all right, title and interest in the copyrights listed on the attached Schedule A, which copyrights are registered in the United States Copyright Office (the "Copyrights")];

WHEREAS, the Grantor has entered into a Security Agreement, dated April 10, 2015 (as amended, restated, supplemented, modified or otherwise changed from time to time, the "Security Agreement"), in favor of Grantee; and

WHEREAS, pursuant to the Security Agreement, the Grantor has granted to the Grantee, a continuing security interest in all right, title and interest of the Grantor in, to and under the [Trademarks, together with, among other things, the goodwill of the business symbolized by the Trademarks] [Patents] [Copyrights] and the applications and registrations thereof, and all proceeds thereof, including, without limitation, any and all causes of action which may exist by reason of infringement thereof and any and all damages arising from past, present and future violations thereof (the "Collateral"), to secure the payment, performance and observance of the Obligations (as defined in the Security Agreement).

NOW, THEREFORE, as collateral security for the prompt and complete payment, performance and observance when due of all of the Obligations, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor does hereby grant to the Grantee a continuing security interest in the Collateral to secure the prompt payment, performance and observance of the Obligations.

All capitalized terms used but not otherwise defined herein have the meanings given to them in the Security Agreement

The Grantor does hereby further acknowledge and affirm that the rights and remedies of the Grantee with respect to the Collateral are more fully set forth in the Security Agreement, the terms and provisions of which are hereby incorporated herein by reference as if fully set forth herein.

Exh. A-1

This [Trademark][Patent][Copyright] Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart by facsimile or electronic mail shall be equally effective as delivery of an original executed counterpart.

This [Trademark][Patent][Copyright] Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflicts of law rules.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Grantor has caused this [Trademark][Copyright][Patent] Security Agreement to be duly executed by its officer thereunto duly authorized as of the date first set forth above.

[GRANTOR]

By:
Name:
Title:

Quintessence FUND L.P.

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

QVT Fund LP

By: QVT Associates GP LLC,

its general partner

By:

Name:

Title:

Exh. A-2

SCHEDULE A TO GRANT OF A SECURITY INTEREST

[Trademark Registrations and Applications]

[Patents and Patent Applications]

[Copyright Registrations and Applications]

Exh. A-1

EXHIBIT B

FORM OF PERFECTION CERTIFICATE